Exhibit 99.1

JDS Uniphase Conference Call Script -- 04/25/02

JOZEF

Welcome to all of you on this call. I am joined by Tony Muller, our Chief Financial Officer. As you may know from last week's announcement, Greg Dougherty, our Chief Operating Officer, is taking a reduced role in daily activities in order to attend to a seriously ill family member and will not be on the call today. Our prayers and best wishes are with Greg and his family as we wish his loved one a speedy recovery. I will be assuming more of the day-to-day operational responsibilities until he returns and his management team now reports directly to me. This afternoon we would like to discuss with you our third quarter results, further progress of our Global Realignment Program, and our acquisition of Scion Photonics. Now let me ask Tony to review the safe harbor statement before I provide a market and business report and Tony covers the financials.

TONY

FORWARD LOOKING LANGUAGE

We would like to advise you that our report and the discussions we will have today include forward-looking statements. Forward-looking statements are all statements we make, other than those dealing specifically with historical matters (that is our historical financial results and any statements we make about the conduct of our business, operations and finances up to this moment). Our forward-looking statements include any information or projections we provide on future economic conditions, industry trends, business operations and financial guidance. All forward looking statements mentioned are subject to risks and uncertainties that could cause actual results to differ materially from those projected in the forward looking statements. Some, but not all, of these risks and uncertainties are discussed from time to time in the press releases and securities filings of the company with the SEC, particularly the "Risk Factor" section of our Form 10-Q filed for the quarter ended December 29, 2001.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

JOZEF

Thank you Tony.

  Our sales in the third quarter were $262 million, down 8% sequentially. In January we said that March may not represent the low point for our revenue and our guidance for the June quarter is for a further revenue decline to $210 - $230 million. We still cannot predict the low point of this cycle with a high level of certainty as the capital spending environment remains weak.
  Therefore, we will undertake further actions in our Global Realignment Program to match our expense structure with the current and anticipated industry environment. We believe that these steps will generate additional cost savings of $165 million annually to bring our break-even to approximately $300 million in quarterly sales. This will require additional staff reductions of approximately 2,000 employees, as well as additional site closures. I must emphasize that this was a very difficult decision for the company and we greatly regret the necessity of additional reductions among our employees, all of whom have made significant contributions to our success.
  However, consolidation and financial difficulties among the carriers, which many thought were inevitable, are now being addressed. While still in the very early stages of resolution, these steps are essential to our industry returning to health. Consolidation has also begun, to a lesser extent, at the system and component level. We believe that consolidation is good for the industry and will speed recovery. Most importantly, traffic continues to grow. In fact, there has been recent analysis done that indicates increasing latency in certain links of the network. These factors suggest a need for future capacity expansion.
  In the current environment, carriers continue to tighten their focus on optimizing system performance to reduce operating and maintenance costs and we hear of carriers preparing requests for proposals for new technologies that accomplish this. Our customers are concentrating on a smaller universe of new technologies and products and asking us to play a larger role through new product introduction and collaborative engineering. Specifically, customers are looking to us for:
  more value added products with higher levels of complexity, intelligence and modularization, ever improving price performance, and
  assistance with bringing the network closer to the edge through datacom products.
  By delivering in these three areas, we play a crucial role in decreasing the cost per managed bit for carriers. First by increasing the intelligence of the systems, we can enable networks to be monitored and provisioned remotely which considerably lowers labor costs. Second by offering better price performance on our products, we can significantly lower the installed cost for first wavelength for carriers. And finally our new fiber optic datacom products allow us to bring more low cost capacity closer to the edge.
  I am pleased to report that we have been delivering in each of these areas. At the OFC trade show in March we introduced a host of new and preview products that provide our customers with more intelligence and technical content. Among them were the new wavelength switch and blocker, additional optical performance monitors, the broadest selection of standard amplifiers, and new transponders, to name a few. Our new datacom optical transceiver business has allowed us to provide products closer to the network edge for our customers and this has been well received as well.
  As you know, we also support customers outside the telecommunications industry. Let me start with cable television. We have been solidifying our position with the leaders in cable equipment and we are seeing more opportunity here. As with datacom, we believe that our CATV business may have hit a cyclical bottom although we anticipate that near-term growth rates will be flat to modest.
  We believe our non-telecommunications optical business reached a cyclical bottom in late 2001. In the past we received questions regarding why we were keeping our non-telecom businesses. We kept them because we believed they were good businesses that had growth potential, could generate cash, and leveraged one of our core technologies, the use of optical coatings to manage light. Now we see that these businesses have another value as well, and that is to add some stability to our revenue and earnings during telecommunications cycles.
  While we are pleased with the accomplishments on the product and technology side of the business and the growth in the non-telecom business, we recognize that additional restructuring must be done because of the continuing downturn and we will be undertaking a further extension of our Global Realignment Program. To date we have executed on our cost saving and headcount reduction goals and I am confident that we can continue to meet our targets. Additional site closures and employment reductions, although painful, are necessary given the current conditions in our industry.
  The majority of savings will come from expense reduction in SG&A, cost savings in manufacturing, and savings from additional site closings, supplemented by a more focused approach to research and development. We have done considerable analysis of our research and development budgets, including extensive discussions with customers, to focus spending on the most promising near-term growth opportunities. Our commitment to developing next-generation solutions remains and we will also maintain a sufficient level of investment in areas where it is important for us to remain the leader in the long-term. In telecom, transmission and datacom will be our two highest priority areas for research and development spending, and we will continue to fund important programs in DWDM components, amplification and wavelength routing that the greatest opportunity for customer impact. Our investment in research and development in the non-telecom optical areas will continue to be strong.
  Investments in enabling technologies are critical to our success and one of these technologies is waveguides. Waveguides are a platform technology for application specific photonic solutions and we have decided to shift our capability in this area to a highly developed IC-based manufacturing process. Therefore, as part of our overall rationalization efforts and to focus on future growth opportunities, we announced today that we will be acquiring Scion Photonics in San Jose. For the last couple of years, we have been maintaining waveguide manufacturing programs in both flame hydrolysis and chemical vapor deposition, or CVD. After carefully evaluating the respective long-term commercial viability of each in the context of current and next generation applications, and the competitive landscape in the market, we have decided to bring CVD technology in house through Scion.
  Scion's technology is based on CVD layer growth and advanced wafer processing that uses 8" wafers and provides higher yields and more integrated devices than competing technologies because of the next generation manufacturing capability that is based on semiconductor processes. We felt it was the right time to acquire Scion to leverage its advancements in processing, packaging, design, and manufacturing and bring more silicon industry experience in-house.
  However, given market conditions, we cannot maintain programs in both FHD and CVD technologies. As a result, we have made the very difficult decision to scale down manufacturing operations in Columbus, Ohio over the next two quarters and close this facility by September 2002. We will maintain our waveguide research and development design center in Ottawa.
  The continued reduction in locations to streamline our operations creates many difficult decisions but we must adapt to our markets. While Greg is on a substantially reduced schedule, I will be working closely with our management team to take the next steps in our restructuring. I'd like to say that we greatly value the contribution that Greg has made to JDS Uniphase and our thoughts are now with him and his family. We are fortunate that he has built a very strong management team that has successfully executed on all of our Global Realignment goals to date. And I would like to emphasize that our management team is strong and resolute and focused on the future. I am committed to continuing our tradition of technical innovation and dedication to the customer and these are the guiding principles that we use for maintaining our leadership position in this industry.
  Tony.

TONY

Numbers for the Quarter
  Let me first review the key financial numbers for the quarter.
  Sales of $262 million in the quarter were down 8% from the second quarter and at the low-end of our sales guidance. The transceiver business we acquired from IBM in late December performed to expectations for the quarter.
  Pro forma gross margin reflected the costs of the global realignment program, the net effect of the use of inventory previously written down and the inventory charges we have in the ordinary course of running our business.
  Our financial condition remains very strong. Cash and short term investments at the end of March were $1.56 billion, of which $1.45 billion was in cash and short-term fixed income investments, essentially flat from last quarter. We generated $10 million in cash from operations.
  Looking at the quarter in more detail let me start with our operating results.
  We had no ten per cent customers in the quarter. Our sales included cancellation charges of $21 million, or less than 10% of sales, that were contemplated in our guidance for the quarter. Please note that we wrote off inventory in connection with these cancellations in prior periods but only recognize such revenue upon receipt of customer payment.
  Transmission and Network Components represented $180 million in revenue, or 69% of total sales. Revenue in this segment was down 15% sequentially.
  Thin Film Products and Instrumentation accounted for $81 million in revenue, or 31% of total sales. Revenue in this segment increased 14% from the second quarter because of strong demand for display products (including projection television components and optical pigments). Sales of our disparate non-telecommunications products represented over 25% of total sales for the quarter.
  Modules represented almost 40% of total communications sales for the quarter. The optical transceiver products that we acquired from IBM are included in the module category.
  Our book-to-bill ratio was slightly below one for the quarter because of the continuing downturn, but substantially higher than in recent quarters. It is too early, however, for us to conclude that this represents any dispositive trend in our business.
  Our results reflect the use of $28 million in previously written off inventory, although we reserved other parts in slightly higher amounts. Because of our rigorous application of accounting rules, you could expect to see such complementary results as we apply inventory write downs to specific parts and later have to write down other parts as our actual sales mix inevitably varies from forecasted mix.
  Gross margin (pro forma)
  Our pro forma gross margin, including realignment and other charges was 12%. If we net out Global Realignment Program costs and inventory write down costs and benefits, gross margin was 26% (19% without the benefit of cancellation charges). This was lower than expected at the beginning of the quarter because of a lower margin product mix: fewer telecom components, more datacom transceivers, where we are investing for higher market share, and certain non-telecom products.
  R&D (pro forma)
  Excluding Global Realignment Program charges, R&D was approximately $51.9 million or 20% of sales for the quarter, flat with the second quarter.
  SG&A (pro forma)
  SG&A expenses, excluding Global Realignment Program charges, were $64.7 million or 25% of sales for the quarter. SG&A expenses were down 10% sequentially.
  Interest and other income was $11.2 million for the quarter.
  Our pro forma loss was $66 million or $0.05 per share for the third quarter. These results include the Global Realignment Program costs, charges and benefits related to the write down of inventory, and exclude the costs we have historically excluded, primarily those related to merger and acquisition charges.
  Again, please note that analyst estimates for the March quarter typically exclude the costs associated with the JDS Uniphase Global Realignment Program. The pro forma amounts shown above do not exclude such costs.
  For the third quarter shares were 1.36 billion.

Let me provide additional details on the Global Realignment Program.

  The total costs of this program are now estimated to be $1.1 billion of which approximately $876 million was incurred through the end of the third quarter. In the third quarter we recorded net charges of $25 million, of which $26 million was charged to cost of goods sold and $10 million was charged to operating expenses, and a benefit of $11 million was recorded to operating expenses to reflect differences between restructuring costs and amounts previously accrued. Included in the costs of the Global Realignment Program are charges for accelerated depreciation, and moving and employee costs related to the phasing out of certain facilities and equipment.
  To date actions taken under the Global Realignment Program have reduced annual expenses by approximately $880 million and our current headcount is just under 10,000. Over the next twelve months. we expect to reduce further our annual expense rate by an additional $165 million. We believe that the plans we currently have in place will reduce our break-even quarterly revenue level to $320 million and we are planning additional actions to reduce break-even to $300 million per quarter. At a $300 million break-even level, we would expect to generate cash from operations at sales levels above $250 million. These new charges , approximately $200 million, will flow through the first half of fiscal 2003 with all cost savings expected to be realized in the June 2003 quarter.

Balance Sheet

Our financial strength remains considerable.

  We held $1.56 billion in cash and marketable securities at the end of the quarter, of which just under $1.45 billion was cash, money market and other highly liquid fixed income securities.
  DSAR were 57 days for the quarter as compared to 61 days at the end of December.
  The Global Realignment Program used approximately $47 million in cash during the quarter. To date, the Global Realignment Program has used $168 million in cash and we expect additional cash outlays of approximately $235 million over future quarters.
  Our inventory levels declined 23% during the quarter, and less than a quarter of this decline came from net write offs. Inventory turns for the quarter were not meaningful because of the large inventory write-downs we have taken.
  We generated $10 million in cash from operations during the quarter, including cash used by the Global Realignment Program. Our operating cash flows were favorably affected by approximately $70 million in tax refunds received during the quarter.
  Capital spending for the quarter was $27 million (year to date $114 million), which was less than half of depreciation.

Long-Lived Assets

  As we have done for several quarters, we again performed an assessment of our long-lived assets pursuant to SFAS 121. This resulted in $3.9 billion in reductions of long-lived assets for the quarter. This amount reflects lower industry analyst forecasts for our industry, lower forecasted sales for us, and further delays in our anticipated recovery.

Scion

  Regarding our acquisition of Scion Photonics, we are currently a minority shareholder in Scion and we will pay $43 million in cash to complete the acquisition. We expect the acquisition to close in a few days.

Guidance

  Finally, let me discuss our guidance for future periods. For the June quarter, we expect sales to be $210 to $230 million . Much of that forecasted decline is in telecom components, typically some of our highest margin products. Therefore, downward pressure on gross margin will continue.
  As Jozef said, we cannot predict with certainty that June will be the bottom as customers continue to use existing inventory of our products. Given this, we still expect recovery from the low point, whenever it occurs, to be modest initially and we cannot provide any additional guidance at this time.
  At the sales level projected for the third quarter we expect pro forma gross margin will be in the range of 15% to 18% of sales and we expect to report a pro forma loss of $0.03 to $0.04 for the period, excluding charges under the Global Realignment Program. We expect a small negative cash flow from operations - less than $25 million.
  Jozef.

JOZEF

  Thank you Tony.
  To the employees, customers and stockholders, I would like to make one last point. I often hear from market observers that JDS Uniphase will be a survivor of the telecommunications downturn. I want to make it clear that this is not a question of survival, it is a matter of leadership - and we are the industry leader. Our employees have consistently delivered on the optical revolution with new products and continued innovation. And they have taken on the challenge in this difficult environment to deliver on the Global Realignment Program. Our customers recognize our dedication to providing them with leading optical solutions for all the markets that we serve both telecom and non-telecom. And we will move forward from here, charting the course in innovation and standardization as the pioneer in modules and next generation products. I must also stress that we will continue to leverage our core optical technologies in our non-telecom businesses where we have a leadership position and where this can translate into strong financial performance. Of course, in this environment, it is understandable why we are considered a survivor, but in reality, I want JDSU to be much more than that. I want JDS Uniphase to be a leader, a supplier of choice and a preferred place for our employees to work. We will do more than just survive... we will continue to lead.
  We can now open the call to questions.